UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009

POWERSECURE INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (919) 556-3056
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     On December 17, 2009, the Board of Directors (the “Board”) of PowerSecure International, Inc., a Delaware corporation (the “Company”), upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted and approved an amendment and restatement of the Company’s Employment and Non-Competition Agreement (the “Employment Agreement”) with Sidney Hinton, President and Chief Executive Officer of the Company and of its wholly-owned subsidiary PowerSecure, Inc. (the “PowerSecure Subsidiary”), in order to extend the term of Mr. Hinton’s employment and to modify certain other terms and conditions of his employment and compensation thereunder. The amendments to Mr. Hinton’s Employment Agreement include the following:
•	Extending the term of Mr. Hinton’s employment under the Employment Agreement until December 31, 2015;

•	Increasing Mr. Hinton’s base salary to $550,000, commencing January 1, 2010;

•	Eliminating Mr. Hinton’s prior annual bonus arrangement, which was based on the adjusted cash flow from operations of the PowerSecure Subsidiary, and replacing it with an annual incentive plan to be based on such factors, metrics and terms as the Compensation Committee establishes each year, based on the circumstances and goals of the Company at the time, with an annual bonus target equal to no less than Mr. Hinton’s annual base salary at the time;

•	Eliminating the severance compensation to which Mr. Hinton was previously entitled if he were to voluntarily terminate his employment with the Company without “good reason” (as defined in his Employment Agreement) equal to one times the sum of the highest base salary during his employment term plus the average cash flow bonus awarded for the three fiscal years immediately preceding termination, provided Mr. Hinton’s non-competition covenant would terminate (although his confidentiality obligations will continue) if Mr. Hinton voluntarily terminated his employment without good reason and thus received no severance compensation;

•	Modifying the severance arrangement for Mr. Hinton resulting from a change in control to a “double trigger” arrangement from the prior “single trigger” arrangement, so that Mr. Hinton would only receive his severance compensation if he terminates his employment for “good reason” (rather than for any or no reason, as previously provided) or is terminated by the Company without “cause” (as defined in his Employment Agreement) within three years after a change in control of the Company, provided that Mr. Hinton’s non-competition covenant would terminate (although his confidentiality obligations will continue) after a change in control of the Company if Mr. Hinton voluntarily terminated his employment without good reason and thus received no severance compensation; and

•	Providing for a cash payment to Mr. Hinton in the amount of $550,000 as compensation for the modification of Mr. Hinton’s Employment Agreement with respect to the severance arrangements described in the foregoing two clauses.

     The Compensation Committee recommended, and the Board approved, these amendments to Mr. Hinton’s Employment Agreement in order to serve the best interests of the Company and its stockholders by adjusting Mr. Hinton compensation arrangements to reflect what the Compensation Committee and the Board consider to be good pay practices and to reflect levels and incentives that will further motivate Mr. Hinton to maximize the performance and financial success of the Company and align his interests with the Company’s stockholders. In addition, the Compensation Committee believed that these amendments, and the modification of the vesting conditions to Mr. Hinton’s 2007 restricted stock award, were necessary and appropriate compensation measures to restore and enhance Mr. Hinton’s performance incentives because the Compensation Committee does not intend to grant any further equity awards to Mr. Hinton during 2010 or 2011.
     The amendments to Mr. Hinton’s Employment Agreement are reflected in the Second Amended and Restated Employment and Non-Competition Agreement for Mr. Hinton, which is filed as Exhibit 10.1 to this Report and incorporated herein by this reference. The foregoing description of Mr. Hinton’s Employment Agreement is qualified in its entirety by reference to, and should be read in conjunction with, such exhibit.
     In addition, on December 17, 2009, the Board adopted and approved, based on the recommendation of the Compensation Committee, amendments to the Restricted Stock Agreements of Mr. Hinton, Christopher T. Hutter, the Vice President and Chief Financial Officer of the Company, and Gary J. Zuiderveen, the Vice President of Financial Reporting, Controller and Principal Accounting Officer of the Company. These amendments modified the vesting conditions of the performance goals applicable to the performance shares awarded under the Restricted Stock Agreement for the 2009 through 2011 fiscal years of the Company. These amendments did not change the “cliff vesting” condition for the service shares granted under the Restricted Stock Agreement, which service shares vest five years after the original 2007 grant dates subject to continued employment service by the executives.
     Under the Restricted Stock Agreements, pursuant to which Messrs. Hinton, Hutter and Zuiderveen were granted restricted shares in 2007, approximately half of the restricted shares vest five years after the date of grant based on continued service through the employment date, and the remainder of the restricted shares, the performances shares, vest annually through 2011 based on certain performance goals established in 2007 and accelerating annually relating to the Company’s consolidated net income. The original performance goals, which determine the vesting of the performance shares portion of the restricted stock awards, were established in 2007 prior to the U.S. and world economic and financial crisis that was outside the control of those executives and adversely affected and limited the financial results of the Company during 2009. The Board, based on the recommendation of the Compensation Committee, amended the Restricted Stock Agreements to modify the vesting conditions for the performance shares related to fiscal 2009 to reward the executives for their performance and for the performance of the Company in 2009 in spite of the economic and business crisis. Accordingly, under the amendments, the performance shares related to fiscal 2009 will vest on the date the Company’s Annual Report on Form 10-K for the 2009 fiscal year is filed with the Securities and Exchange Commission.
     In addition, the Board, also based on the recommendation of the Compensation Committee, amended the Restricted Stock Agreements to modify the vesting conditions for the performance shares related to the Company’s 2010 and 2011 fiscal years in order to reflect new performance goals that are more appropriate for those years under the current conditions and circumstances of the Company and the economy, in order to restore appropriate incentives and motivation for the executives to drive the Company’s business and financial success, which incentives had been lost under the vesting conditions that were established in 2007 that were no longer relevant. These new performance goals are set forth in the amendments to the Restricted Stock Agreements filed with this Report.
     The Amendments to the Restricted Stock Agreements of Messrs. Hinton, Hutter and Zuiderveen are filed as Exhibits 10.2 through 10.4 to this Report and incorporated herein by reference. The foregoing descriptions thereof are qualified in their entirety by reference to, and should be read in conjunction with, such exhibits.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits
10.1	Second Amended and Restated Employment and Non-Competition Agreement, dated as of December 17, 2009, by and between PowerSecure International, Inc. and Sidney Hinton

10.2	Second Amendment to Restricted Stock Agreement, dated as of December 17, 2009, by and between PowerSecure International, Inc. and Sidney Hinton

10.3	First Amendment to Restricted Stock Agreement, dated as of December 17, 2009, by and between PowerSecure International, Inc. and Christopher T. Hutter

10.4	First Amendment to Restricted Stock Agreement, dated as of December 17, 2009, by and between Southern Flow Companies, Inc. and Gary J. Zuiderveen

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.
By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Vice President and Chief Financial Officer

Dated: December 21, 2009

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